UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 1, 2010
Xenonics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3186 Lionshead Avenue, Carlsbad, California		92010

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 477-8900
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     On July 1, 2010, we held our Annual Meeting of Shareholders at the Company’s office located at 3186 Lionshead Avenue, Carlsbad, CA 92010. At the meeting the holders of our outstanding common stock acted on the following matters:
(1)	The shareholders elected the following 5 directors, each to serve for a term of one year. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Alan P. Magerman	10,806,085	16,400	177,223	12,056,563
Jeffrey P. Kennedy	10,802,290	20,195	177,223	12,056,563
Robert F. Buie	10,821,985	500	177,223	12,056,563
Allen K. Fox	10,822,085	400	177,223	12,056,563
Brad J. Shapiro	10,806,485	16,000	177,223	12,056,563
(2)	The shareholders voted for the ratification of the appointment of SingerLewak LLP as our independent auditors for our fiscal year ending September 30, 2010. Votes cast were as follows:

Votes For	22,121,510
Votes Against	247,821
Abstain	686,540
Broker Non-Votes	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.
July 6, 2010	By:	/s/ Richard S. Kay
		Name:	Richard S. Kay
		Title:	Chief Financial Officer